This instrument was prepared by
and should be returned to:
Elizabeth Brandon-Brown Esq.
Brandon Brown P.L.
9045 La Fontana Blvd., #B-1
Boca Raton, FL 33434



                         MORTGAGE MODIFICATION AGREEMENT
                         -------------------------------


     THIS MORTGAGE MODIFICATION AGREEMENT (the "Modification") is made and entered into as of this 14th day of September, 2004, by CAPITOL FIRST CORPORATION, formerly known as Capitol Communities Corporation, a Nevada corporation (hereinafter referred to as the "Mortgagor"), having an address of 7100 Camino Real Blvd., Suite 402, Boca Raton, FL 33433, in favor of BOCA FIRST CAPITAL, LLLP, and its successors and assigns (hereinafter referred to as the "Mortgagee"), having an address of 7100 W. Camino Real Blvd., Suite 402, Boca Raton, FL 33433.


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, Mortgagor previously obtained a loan from Mortgagee in the amount of $4,000,000.00, as evidenced by that certain Revolving Line of Credit Promissory Note dated April 26, 2002, and modified on May 15, 2002, and September 27, 2002, in the original principal amount of $4,000,000.00, made by Mortgagor to the order of Mortgagee (the "Original Note") and secured by a Mortgage dated September 27, 2002, made by Mortgagor for the benefit of Mortgagee, and recorded on October 2, 2002, as Instrument Number 2002182700, records of Pulaski County, Arkansas, (the "Original Mortgage") encumbering certain real property more fully described in Exhibit "A" attached hereto and made a part hereof (the "Property"); and

     WHEREAS, Mortgagor has requested and Mortgagee has agreed to renew the loan evidenced by the Original Note in the amount of $4,000,000.00 made by Mortgagor to the order of Mortgagee and as part thereof, the Mortgagor will execute and deliver to the Mortgagee a Renewal Revolving Line of Credit Promissory Note on or about the date hereof, in the original principal amount of $4,000,000.00 (the "Renewal Note"), which shall renew the indebtedness due under the New Note; and

     WHEREAS, Mortgagor and Mortgagee desire to enter into this Modification in order to evidence the fact that the Mortgage, as amended hereby, secures the Renewal Note; and

     WHEREAS, the Mortgagor acknowledges that the execution of this Modification confers a real and substantial benefit upon Mortgagor and further acknowledges that it is supported by good and valuable consideration.

     NOW, THEREFORE, in consideration of the sum of Ten and No/100ths Dollars ($10.00), the recitals hereinabove set forth which are an integral part of this Modification and not mere recitals thereto, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

     1. Recitals. The foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed in the Mortgage.

     2. Modification of Mortgage. The Mortgagor and the Mortgagee hereby modify and amend the Mortgage in order to provide that the Mortgage shall secure the indebtedness evidenced by the Renewal Note, together with interest thereon and any and all other sums due or which may become due from the Mortgagor to the Mortgagee thereunder. The term "Note," as used in the Mortgage, is hereinafter deemed to refer to the Renewal Note.

     3. No Novation. It is the express intent of the parties hereto that the transaction contemplated hereby shall not be a novation of the loan previously made by the Mortgagee to the Mortgagor and will not affect the lien priority of the Mortgage and the other loan documents.

     4. Ratification. The Mortgagor ratifies and confirms the lien and security interests of the Mortgage upon and in any and all property, real, personal or mixed, tangible or intangible, now or hereafter encumbered by the Mortgage and grants to the Mortgagee the benefit of a lien upon and security interest in all such property as security for the indebtedness evidenced by the Renewal Note.

     5. Acknowledgment of Mortgagor. The Mortgagor acknowledges by the execution hereof that as of the date hereof all principal and interest evidenced by the Renewal Note through the date of this Agreement are unconditionally due and owing to the Mortgagee as provided in the Renewal Note and that the Mortgagor has no actions, defenses, demands and/or claims of set-off or deduction whatsoever, against (i) the Mortgagee, (ii) the indebtedness evidenced by the Renewal Note and owed to the Mortgagee or (iii) the Mortgage. Furthermore, the Mortgagor acknowledges that, as of the date hereof, the Mortgagee has in no way defaulted or performed any act or omission under the Renewal Note, the Mortgage or the other loan documents or any other agreements between the Mortgagor and the Mortgagee which would give rise to any action or actions, cause or causes of actions, suits, debts, sums of money, damages, claims, costs, expenses and/or demands whatsoever, in law or in equity or otherwise, by the Mortgagor against the Mortgagee.

     6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     7. Ratification. Except as expressly modified hereby, the terms and conditions of the Mortgage shall remain in full force and effect and are hereby ratified and confirmed.

     8. Counterparts. This Modification may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Modification to be executed effective the day and year first above written.

Signed, sealed and delivered                CAPITOL FIRST CORPORATION
in the presence of:                         a Nevada corporation


                                            By: /s/ ASHLEY B. BLOOM
--------------------------------                --------------------------------
Print Name:                                    Ashley B. Bloom, Acting President
           ---------------------


--------------------------------
Print Name:
           ---------------------


STATE OF FLORIDA

COUNTY OF PALM BEACH

     The foregoing instrument was acknowledged before me this 14th day of September, 2004 by Ashley B. Bloom, acting president of CAPITOL FIRST CORPORATION, a Nevada corporation, on behalf of the company. He is personally known to me.


                                           -----------------------------------
                                           Notary Public

                                                    Monica Schreiber
                                           -----------------------------------
                                           (Print, Stamp or Type Name)

                                           My Commission Expires:  1/8/07




                        SIGNATURES CONTINUED ON NEXT PAGE

          ADDITIONAL SIGNATURE PAGE TO MORTGAGE MODIFICATION AGREEMENT

Signed, sealed and delivered                BOCA FIRST CAPITAL, LLLP
in the presence of:                         By Addison Capital Group, LLC its
                                            General Partner


                                            By: /s/ HOWARD BLOOM
--------------------------------                --------------------------------
Print Name:                                 Its: Manager
           ---------------------            Print Name:
                                                       -------------------------

--------------------------------
Print Name:
           ---------------------



STATE OF FLORIDA

COUNTY OF PALM BEACH

     The foregoing instrument was acknowledged before me this 20th day of September, 2004 by _______________________, manager of Addison Capital Group, LLC, the general partner of Boca First Capital, LLLP, on behalf of the company. He/she is personally known to me. identification.


                                           Monica Schreiber
                                           Notary Public

                                           -----------------------------------
                                           (Print, Stamp or Type Name)

                                           My Commission Expires:  1/8/07

                                    EXHIBIT A
                                    ---------

                                    MORTGAGE

                    Exhibit A to Mortgage Modification Agmt.

********************************************************************************

                                    MORTGAGE
                      (with Assignment of Leases and Rents)

             -------------------------------------------------------

KNOW ALL MEN BY THESE PRESENTS:

        1. That Capitol Development of Arkansas, Inc., an Arkansas corporation (hereinafter sometimes referred to as the "Mortgagor"), for valuable consideration, and in order to induce Boca First Capital LLP, a Florida limited liability limited partnership (the "Mortgagee"), to release certain collateral and to continue to extend credit to Capitol Communities Corporation, a Nevada corporation and the sole shareholder of the Mortgagor ("CCC"), in the principal sum of Four Million Dollars ($4,000,000.00), does hereby grant, bargain, sell, convey, assign, grant a security interest in and deliver unto the Mortgagee, and unto its successors and assigns, the following described lands lying in Pulaski County, Arkansas:

        Those lands described on Schedule "A" (consisting of four (4) pages), affixed hereto and by this reference made a part hereof, LESS AND EXCEPT the lands described on Schedule "B" (consisting of one (1) page), affixed hereto and by this reference made a part hereof;

        Together with all easements, rights-of-way and rights used in connection therewith, or as a means of access thereto, and all tenements, hereditaments and appurtenances thereunto belonging, or appertaining thereto, all improvements and fixtures located thereon or attached thereto, and all water rights and shares of stock evidencing the same;

        Together with, all right, title and interest of Mortgagor, now owned or hereafter acquired, in or to any land lying within the right-of-way of any street, open or proposed, adjoining the Property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Property;

                                    MORTGAGE
                               PAGE 1 OF 12 PAGES

        Together with, all right, title and interest of Mortgagor in and to all tangible and intangible personal property (hereinafter referred to as "Personal Property") owned by Mortgagor and now or at any time hereafter located on or at the Property or used in connection therewith, including, but not limited to: all drawings, permits, engineering and other studies and contracts rights regarding the development of the Property;

        Together with, all of the estate, interest, right, title, other claim or demand, including claims or demands with respect to the proceeds of insurance and effect with respect thereto, which Mortgagor now has or may hereafter acquire in the Property, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof of the whole or any part of the Property, including without limitation any awards resulting from a change in grade of streets and awards for severance damages.

        (collectively referred to as the "Property").

        2. To have and to hold the same unto the above-named Mortgagee and unto its successors and assigns forever.

        This Mortgage is to secure indebtedness from CCC to Mortgagee in the principal amount of Four Million Dollars ($4,000,000.00), together with interest thereon until maturity at the rate of ten percent (10%) per annum (see paragraph 4 below).

        3. Mortgagor covenants with the Mortgagee, its successors and assigns, that Mortgagor will forever warrant and defend the title to all of the Property against all lawful claims whatever, except easements, restrictions and stipulations of record, applicable zoning rules and regulations and taxes not yet due and payable.

        4. Provided, however, the foregoing conveyance is given as a Mortgage for the purpose of securing the following:

                (a) A Promissory Note dated April 26, 2002, executed and delivered by CCC, and amended on May 15, 2002, to and in favor of Mortgagee (the "Note"), and all successive extensions and renewals of the indebtedness represented thereby, evidencing a principal indebtedness of Four Million Dollars ($4,000,000.00), executed by CCC and payable to the order of Mortgagee, said Note bearing interest from date until paid at the rate(s) recited in said Note and payable as stated in said Note, but in any event payable in full

                                    MORTGAGE
                               PAGE 2 OF 12 PAGES

        On November 1, 2004, the terms of which are hereby incorporated by reference. The indebtedness arising pursuant to the Note, and all extensions and renewals thereof, are referred to herein as the "Primary Indebtedness".

                (b) The repayment to the Mortgagee of all of its reimbursable expenses, at any time accruing to the Mortgagee under the provisions of this Mortgage and the performance of every other obligation of Mortgagor in this Mortgage.

        Upon payment of all such sums, this Mortgage shall become void and will be released by release deed to be recorded at the expense of the Mortgagor.

        5. The Mortgagor agrees:

        (a) Violation of Law. Mortgagor agrees not to commit, suffer or permit any act to be done in or upon the Property in violation of any law, ordinance or regulation relating to Property.

        (b) No Construction. Mortgagor agrees not to erect a new addition upon the Property without the prior written consent of Mortgagee.

        (c) Insurance. Mortgagor agrees to maintain insurance as follows:

        (1) Coverage Required.

                (i) Comprehensive public liability insurance on an "occurrence basis" against claims for "personal injury" including, without limitation, bodily injury, death or property damage occurring on, in or about the Property and the adjoining streets, sidewalks and passageways.

                (ii) Property insurance insuring the Property and all improvements thereon against loss by fire and other hazards included within the term "extended coverage" and any other hazards for which Mortgagee requires insurance.

        All such policies of insurance required by the Mortgagee shall be in the form, with such companies and in amounts satisfactory to the Mortgagee. All policies of insurance required by the Mortgagee shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act

                                    MORTGAGE
                               PAGE 3 OF 12 PAGES
or negligence of the Mortgagor which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deduction against Mortgagor.

        (2) Delivery of Policies, Payments of Premiums. That all policies of insurance shall be issued by companies in an amount in each company satisfactory to Mortgagee. All policies of insurance shall have attached thereto a lender's loss payable endorsement for the benefit of Mortgagee in a form satisfactory to Mortgagee. Mortgagor shall furnish Mortgagee with an original policy of all policies of required insurance. If Mortgagee consents to Mortgagor providing any of the required insurance through blanket policies carried by Mortgagor and covering more than one location, then Mortgagor shall furnish Mortgagee with a certificate of insurance of each such policy setting forth the coverage, the limits of liability, the name of carrier, the policy number, and the expiration date. At least thirty (30) days prior to the expiration of each such policy, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee of the payment of premium and the reissuance of a policy continuing insurance in force as required by this Mortgage. All such policies shall contain a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least fifteen (15) days prior written notice to Mortgagee. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Mortgage, Mortgagee may procure such insurance or single-interest insurance for such risk covering Mortgagee's interest and Mortgagor will pay all premiums thereon promptly upon demand by Mortgagee, and until such payment is made by Mortgagor, the amount of all such premiums, together with interest thereon at the rate recited in the Note shall be secured by this Mortgage.

        (d) Taxes and Impositions. To pay, prior to delinquency, all taxes, special improvement assessments and other governmental charges against the Property at any time levied or becoming due.

        (e) Priority of Lien. To prevent the Property from becoming encumbered by any lien or charge having priority over, or on a parity with, the lien of this Mortgage, except the special assessments of any improvement districts which have been or may be formed to construct improvements to or for the benefit of the Property and except for the Senior Mortgage.

        6. Events of Default. The occurrence of any of the following shall be deemed an "Event of Default":

                                    MORTGAGE
                               PAGE 4 OF 12 PAGES

                (a) Upon the filing of a voluntary or involuntary petition to subject Mortgagor (or any party obligated as maker, endorser, surety or guarantor for the payment of the secured indebtedness) to any bankruptcy, debt-adjustment, receivership or other insolvency proceeding.

                (b) Upon the occurrence of any event, which, under the terms of the instrument(s) at any time evidencing the indebtedness secured hereby, warrants an acceleration (at the option of the payee) of the maturity of said indebtedness.

                (c) If default shall be made in the payment of any part of the Primary Indebtedness secured hereby, or any interest accruing on such Primary Indebtedness, as the same becomes due and payable according to the terms or the original note, or of any extension or renewal thereof at any time evidencing such indebtedness.

                (d) If Mortgagor shall fail to comply with any of the agreements contained in paragraph 5 of this Mortgage.

                (e)If there are material changes in the officers, directors, or controlling ownership of Mortgagor without prior written approval of the Mortgagee.

        It is understood that the foregoing acceleration provisions will be applicable not only to the maturities recited in the Note, but also to any substituted maturities created by extension or renewal and also to any other indebtedness secured by this Mortgage. The failure of the Mortgagee to declare any acceleration of maturities when a ground therefor exists, even though such forbearance may be repeated from time to time, or the default be a continuing one, will not constitute a waiver of the right of the Mortgagee to accelerate maturities upon a recurrence of the same ground therefor; nor will the act of the Mortgagee in remedying any condition resulting from Mortgagor's default bar the Mortgagee from declaring an acceleration of maturities by reason of such default.

        7. Remedies Upon Default. Upon the occurrence of an Event of Default, the Mortgagee shall be entitled to the following remedies:

                (a) At the option of the Mortgagee, declare the entire unmatured portion of all indebtedness secured hereby, together with all interest accrued on the entire secured debt, to be immediately due and payable, (which acceleration of maturity may be accomplished without notice to anyone).

                                    MORTGAGE
                               PAGE 5 OF 12 PAGES

                (b) Foreclosure this Mortgage by appropriate proceeding in any court of competent jurisdiction, appoint a receiver, or specifically enforce any of the covenants hereof.

                (c) Make any expenditures for the protection of the Property or of the lien of this Mortgage (the Mortgagee shall have the uncontrolled discretion as to the necessity of making any such expenditure), the repayment of such sum on demand with interest at the rate recited in the Note shall be the personal obligation of the Mortgagor and such obligation to repay will constitute a part of the indebtedness secured hereby.

                (d) In the event the Mortgagee at any time holds additional security for any of its obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder pursuant to a foreclosure proceeding.

                (e) The Mortgagee may enforce the lien of this Mortgage in respect to all real and personal property encumbered hereby by proceedings that are prosecuted simultaneously or are prosecuted separately in such order as the Mortgagee may select.

                (f) In the event the Mortgagee takes possession of the Property, it shall have no obligation to continue to operate any business conducted on the Property.

                (g) Mortgagee may exercise any right or remedy available either under this Mortgage, or the laws of Arkansas, either concurrently or independently, and in such other as it may determine.

        8. Miscellaneous Provisions.

        (a) Waiver of Statutory Rights. The Mortgagor agrees that it will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws or so-called "moratorium laws", now existing or hereinafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, and hereby expressly waives the benefit of such laws, and the Mortgagor specifically waives all rights of redemption from any sale made by decree of Court on foreclosure of this instrument, including specifically all rights of redemption conferred by the Act passed by the General Assembly of Arkansas on May 8, 1899, and acts amendatory thereof.

                                    MORTGAGE
                               PAGE 6 OF 12 PAGES

        (b) Inspections. The Mortgagee, or its agents, representatives or workmen, are authorized to enter at any reasonable time upon or in any part of the Property for the purpose of inspecting the same and for the purpose of performing any acts it is authorized to perform under the terms of this Mortgage.

        (c) Notices. Any notice which either party hereby may desire or be required to give to the other party shall be in writing and shall be effective only if the same is delivered by personal service or mailed by certified mail, postage prepaid, return receipt requested, addressed to the address set forth at the conclusion of this Mortgage. Any party may at any time change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

        (d) Construction of this Instrument. Notwithstanding the use of the feminine, masculine or neuter gender with reference to any party in this Agreement, the same shall, in each instance, be construed to refer to the individual party. The captions and headings of various paragraphs of this Mortgage are for convenience only and are not to be construed as defining or limiting in any way, the scope or intent of the provisions hereof. This Mortgage and all provisions hereof shall extend to and be binding upon the Mortgagor and all parties claiming by, through or under the Mortgagor and the word "Mortgagor" when used herein shall include all persons liable for the payment of the indebtedness secured hereby or any part thereof, whether or not such persons shall have executed the Note or this Mortgage. The word "Mortgagee" when used herein shall include the successors and assigns of the Mortgagee named herein, and the holder or holders, from time to time, of the notes secured hereby.

        (e) Indemnifications: Subrogations and Waiver of Setoff.

        (i) If Mortgagee is made a party defendant to any litigation concerning this Mortgage or the Property or any part hereof or any interest therein, or the occupancy thereof by Mortgagor, then the Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability by reason of such litigation, including reasonable attorneys' fees and expenses incurred by litigation if prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or because of the breach by Mortgagor of any of the terms hereof, or for the recovery of any sums secured hereby, Mortgagor shall pay to Mortgagee reasonable attorneys' fees and expenses and the right to attorneys' fees and expenses shall be deemed to have been accrued on the commencement of such action and

                                    MORTGAGE
                               PAGE 7 OF 12 PAGES
shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys' fees and expenses incurred by Mortgagee, not to exceed Ten Percent (10%) of the principal and interest indebtedness secured hereby, whether or not an action is actually commenced against Mortgagor by reason of breach.

        (ii) Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss or damage to Mortgagor, the Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by provisions of this Mortgage.

        (iii) All sums payable by Mortgagor hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, in the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (1) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof; (2) any restriction or prevention of or interference with any use of the Property or any part thereof; (3) any title defect or encumbrance or any eviction from the Property or the improvements thereon or any part thereof by title paramount or otherwise; (4) any bankruptcy, insolvency, reorganization, composition, adjudgment, dissolution, liquidation, or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee or by any Court, in any such proceeding; (5) any claim which Mortgagor has or might have against Mortgagee; (6) any default or failure on part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (7) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any such secured hereby and payable by Mortgagor.

        (f) Severability. If any part of this instrument is invalid or unenforceable, all other provisions shall nevertheless remain in full force and effect.

        (g) Environmental Matters. To the best of its knowledge, information and belief, after due inquiry, Mortgagor has duly complied with, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with the provisions of

                                    MORTGAGE
                               PAGE 8 OF 12 PAGES
all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Mortgagor has been issued (or has applied for) and will maintain all required federal, state and local permits, licenses, certificate and approvals relating to (1) air emissions; (2) discharges to surface water or ground water; (3) noise emissions;
(4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or(6) other environmental, health, or safety matters. Mortgagor has not received notice of, nor knows of, or suspects facts which might constitute an violations of any federal, state or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate, or approval, there has been no emission, spill, release or discharge into or upon (1) the air; (2) soils or any improvements located thereon; (3) surface water or ground water; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of Mortgagor and the Land are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage for disposal systems servicing the premises;
(3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting Mortgagor or its business, operations, assets equipment, property, leaseholds, or other facilities. Mortgagor does not have any indebtedness, obligation or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including, without limitation, any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal). Mortgagor hereby covenants and agrees to comply with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Mortgagee immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Mortgagee immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any find or penalty assessed in connection therewith; permit Mortgagee to inspect the premises, to conduct tests thereon, and ti inspect all books, correspondence and records

                                    MORTGAGE
                               PAGE 9 OF 12 PAGES
pertaining thereto; and at Mortgagee's request, and at Mortgagor's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form and content to Mortgagee, and such other and further assurances reasonably satisfactory to Mortgagee that the condition has been corrected.

        (h) Assignment of Leases and Rents. Mortgagor hereby assigns to Mortgagee all of Mortgagor's interest as Lessor in any and all leases now or hereafter existing with respect to any part of the Property, and all rentals, issues and profits due or which may become due to Mortgagor under the terms of such leases.

        (j) Release Provisions. The Mortgagee and its assignees and subsequent holders of the Note, shall deliver to Mortgagor partial releases of this Mortgage for portions of Property secured by this Mortgage upon payment of a release price equal to Fourteen Thousand Dollars ($14,000.00) per acre for each acre of area within each parcel which Mortgagee seeks a release for a release payment, provided (i) Mortgagor will not be entitled to a partial release if there is any default remaining uncured pursuant to the Note or Mortgage; (ii) Mortgagor shall first have submitted a survey designating the parcel to be released and its total square footage, and also showing the remainder of the Property or a copy of the recorded plat for any platted lot being released;
(iii) such release shall not cause any of the remaining Property to become landlocked; (iv) the dimensions and layout of the parcel being released shall be reasonably acceptable to the Mortgagee with respect to there not being a disproportionate amount of road frontage included, and the release shall not render the size or configuration of the remainder of the Property to be commercially unacceptable or otherwise adversely impacted; (v) any easements necessary to extend utility lines or facilities under or across the parcel to be released to serve the remainder of the Property shall be created and granted concurrently with the release; and (vi) the principal payment shall be applied against the Note in the reverse order of maturity. Each such payment of a release price shall be applied as an advance payment of principal of the Note.

        EXECUTED effective the 27 day of September, 2002.

                                          MORTGAGOR:

                                          CAPITOL DEVELOPMENT OF ARKANSAS, INC.,
                                           an Arkansas corporation

                                          By:    /s/ MICHAEL G. TODD
                                             ------------------------------
                                          Name:  MICHAEL G. TODD, PRESIDENT

                                    MORTGAGE
                               PAGE 10 OF 12 PAGES

                                          Title: PRESIDENT

                                    MORTGAGE
                               PAGE 11 OF 12 PAGES

STATE OF FLORIDA
COUNTY OF PALM BEACH

                                 ACKNOWLEDGMENT

        On this 27 day of September, 2002, before me, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Mike Todd, being the person authorized by Capitol Development of Arkansas, Inc. to execute such instrument, to me personally well known, who stated that he was the President of Capitol Development of Arkansas, Inc., executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this __ day of September, 2002.

                                          /s/ EVELYN R GREGORY
                                          --------------------------------------
                                          NOTARY PUBLIC

                                               OFFICIAL NOTARY SEAL
                                                 EVELYN R GREGORY
                                          NOTARY PUBLIC STATE OF FLORIDA
                                              COMMISSION NO. DD009106
                                          MY COMMISSION EXP. APR. 9, 2005

                                    MORTGAGE
                               PAGE 12 OF 12 PAGES

                                   SCHEDULE A

PARCEL 1

Lands lying in a fractional part of Section 29 and a part of the East 1/2 of
Section 30, and a part of Section 32 and a part of the East 1/2 of Section 31, and a part of the Southwest 1/4 of Section 3.1, all in Township 3 North, Range 13 West, Pulaski county, Arkansas and more particularly described as follows:

Commencing at the Northwest corner of said Section 29 and the Northeast corner of said Section 30, (Arkansas state Plane Coordinates of North 196,663.3542 East 1,872,319.4376) being the point of beginning; thence along the West Line of
Section 29, South 00 degrees 29 minutes 07 seconds West 130.00 feet; thence leaving the said West Section line South 67 degrees 08 minutes 52 seconds East
227.52 feet; thence South 87 degrees 58 minutes 13 seconds East 1,044.66 feet; thence North 75 degrees 55 minutes 37 seconds East 378.36 feet; thence South 89 degrees 11 minutes 35 seconds East 359.04 feet; thence South 67 degrees 37 minutes 12 seconds East 147.08 feet; thence South 50 degrees 41 minutes 28 seconds East 206.79 feet; thence South 34 degrees 34 minutes 27 seconds East
257.35 feet to a point on the North right of way line of Odom Boulevard; thence along the said North right of way line along a 05 degrees 02 minutes 11 seconds curve to the right a distance of 221.86 feet to a point to which there is a chord bearing and distance of South 65 degrees 02 minutes 41 seconds West 221.51 feet; thence continuing along the said North right of way line South 70 degrees 37 minutes 41 seconds West 914.55 feet; thence leaving the said North right of way line South 19 degrees 22 minutes 19 seconds East 120.00 feet to a point on the South right of way line of Odom Boulevard; thence along the said South right of way line North 70 degrees 37 minutes 41 seconds East 914.55 feet; thence continuing along the said South right of way line along a 04 degrees 33 minutes 21 seconds curve to the left a distance of 353.13 feet to a point to which there is a chord bearing and distance of North 62 degrees 35 minutes 03 seconds East
351.97 feet to a point on the West right of way line on Naylor Drive; thence leaving the said South right of way line and continuing along the said West right of way line along the following bearings and distances; South 82 degrees 31 minutes 09 seconds East 57.69 feet; thence along a 05 degrees 40 minutes 21 seconds curve to the right a distance of 361.43 feet to a point to which there is a chord bearing and distance of South 27 degrees 29 minutes 52 seconds East
359.50 feet; thence South 17 degrees 14 minutes 48 seconds East 251.34 feet; thence along a 06 degrees 02 minutes 33 seconds curve to the left a distance of
604.12 feet to a point to which there is a chord bearing and distance of South 32 degrees 29 minutes 40 seconds East 498.20 feet; thence South 47 degrees 42 minutes 31 seconds East 642.29 feet; thence along a 05 degrees 48 minutes 55 seconds curve to the right a distance of 383.27 feet to a point to which there is a chord bearing and distance of South 36 degrees 33 minutes 51 seconds East
380.86 feet; thence South 25 degrees 25 minutes 11 seconds East 60.70 feet; thence South 17 degrees 26 minutes 39 seconds West 36.65 feet to a point on the West right of way line of Millwood Circle; thence leaving the said West right of way line of Naylor Drive and continuing along the said West right of way line of Millwood Circle along the following bearings and distances; along a 06 degrees 42 minutes 37 seconds curve to the left a distance of 1,492.75 feet to a point to which there is a chord bearing and distances of South 16 degrees 18 minutes 21 seconds West 1,358.84 feet; thence South 25 degrees 38 minutes 51 seconds East 441.69 feet; thence along a 04 degrees 10 minutes 57 seconds curve to the right a distance of 385.93 feet to a point to which there is a chord bearing and distance of South 17 degrees 25 minutes 08 seconds East 384.85 feet to a point on the North boundary line of Phase If Edgewater Addition to the City of Maumalle; thence leaving the said West right of way line and along the said North Boundary line along the following bearings and distances; South 84 degrees 19 minutes 03 seconds West 170.31 feet;

thence North 73 degrees 03 minutes 03 seconds West 1,097.68 feet; thence South 33 degrees 18 minutes 56 seconds West 254.89 feet; thence South 45 degrees 41 minutes 45 seconds West 349.34 feet; thence South 53 degrees 48 minutes 54 seconds West 399.77 feet; thence North 77 degrees 28 minutes 16 seconds West
156.73 feet to a point on the East right of way line of Odom Boulevard; thence leaving the said North boundary line and along the said East right of way line South 11 degrees 59 minutes 41 seconds West 271.19 feet; thence leaving the said East right of way line North 78 degrees 00 minutes 19 seconds West 120.00 feet to a point on the West right of way line of Odom Boulevard; thence along the said West right of way line South 11 degrees 59 minutes 41 seconds West 411.42 feet; thence leaving said right of way North 60 degrees 20 minutes 33 seconds West 482.14 feet; thence North 84 degrees 08 minutes 09 seconds West 412.97 feet; thence South 28 degrees 57 minutes 31 seconds West 559.97 feet; thence South 80 degrees 35 minutes West 1908.70 feet; thence North 57 degrees 53 minutes 35 seconds West 1359.32 feet; thence North 01 degrees 31 minutes 10 seconds East, 2665.85 feet; thence North 00 degrees 29 minutes 24 seconds East 2515.59 feet; thence South 88 degrees 39 minutes 35 seconds East 952.34 feet; thence North 35 degrees 38 minutes 05 seconds West 187.96 feet; thence South 88 degrees 39 minutes 35 seconds East, 462.49 feet; thence South 88 degrees 39 minutes 40 seconds East 1324.98 feet to the point of beginning seconds West
144.20 feet; thence along a 15 degrees 09 minutes 19 seconds curve to the left a distance of 378.55 feet to a point to which there is a chord bearing and distance of North 79 degrees 57 minutes 23 seconds East 362.93 feet; thence North 51 degrees 16 minutes 17 seconds East 271.10 feet; thence along a 143 degrees 14 minutes 22 seconds curve to the left a distance of 64.99 feet to a point to which there is a chord bearing and distance of North 04 degrees 43 minutes 21 seconds East 58.06 feet to a point on the West right of way line of Odom Boulevard; thence along the said West right of the way line along the following bearings and distances: along a 06 degrees 25 minutes 08 seconds curve to the left a distance of 404.65 feet to a point to which there is a chord bearing and distance of South 54 degrees 48 minutes 50 seconds East 401.20 feet; thence South 67 degrees 47 minutes 51 seconds East 110.02 feet; thence leaving the said West right of way line of Odom Boulevard South 34 degree 10 minutes 36 seconds West 207.84 feet; thence South 27 degree 48 minutes 21 seconds West
800.00 feet; thence South 64 degrees 10 minutes 59 seconds East 150.09 feet; thence South 04 degrees 15 minutes 29 seconds West 339.65 feet; thence South 67 degrees 04 minutes 18 seconds West 223.74 feet; thence South 23 degrees 56 minutes 24 seconds West 710.90 feet; thence South 62 degrees 30 minutes 03 seconds East 493.10 feet; thence South 49 degrees 19 minutes 45 seconds West
111.30 feet; thence South 70 degrees 58 minutes 07 seconds West 649.93 feet; thence North 75 degrees 26 minutes 49 seconds West 1,291.05 feet; thence North 60 degrees 05 minutes 23 seconds West 578.01 feet; thence North 57 degrees 43 minutes 01 seconds West 1,141.62 feet; thence North 48 degrees 41 minutes 18 seconds West 647.01 feet; thence North 45 degrees 44 minutes 57 seconds West
562.28 feet; thence North 80 degrees 20 minutes 39 seconds West 680.03 feet; thence South 13 degrees 52 minutes 52 seconds East 1,233.39 feet to a point on the ordinary high water line on the North bank of the Arkansas River;

thence in a Northwestern direction along the meanders of the said ordinary high water which is approximately by the following bearing and distances; North 49 degrees 45 minutes 26 seconds West 94.11 feet; thence North 39 degrees 48 minutes 54 seconds West 513.87 feet; thence North 45 degrees 03 minutes 02 seconds West 378.55 feet; thence North 40 degrees 44 minutes 17 seconds West
314.87 feet; thence North 53 degrees 34 minutes 17 seconds West 251.25 feet; thence North 70 degrees 12 minutes 54 seconds West 157.95 feet; thence North 43 degrees 17 minutes 10 seconds West 211.26 feet; thence North 14 degrees 18 minutes 35 seconds West 273.34 feet; thence North 23 degrees 36 minutes 13 seconds West 223.69 feet to the North line of the Southwest 1/4 of Section 31; thence leaving the said ordinary high water line on the North bank of the Arkansas River and running along the said North line South 88 degrees 23 minutes 40 seconds East 2,170.00 feet to the center of said Section 31; thence along the West line of the Northeast 1/4 of said Section 31/ North 00 degrees 35 minutes 57 seconds East 1,307.43 feet; thence continuing along the said West line North 01 degrees 19 minutes 08 seconds East 1,324.38 feet to the Southwest corner of the Southeast 1/4 of Section 30; thence South 57 degrees 53 minutes 35 seconds East 1359.32 feet; thence North 80 degrees 35 minutes 15 seconds East 1908.70 feet to the point of beginning.

Less and Except; well site No. 3: Part of the Fractional SW1/4 Section 31, Township 3 North, Range 13 West, Pulaski County, Arkansas and more particularly described as follows: Commencing at the Southeast corner of said Section 31 (Arkansas State Plane Coordinates of North 186,067.311, East 1,872,179.178); thence North 1,109,69 feet; thence West 3,296.86 feet to the point of beginning; thence South 13 degrees 52 minutes 52 seconds East 103.01 feet; thence due West
39.30 feet; thence due North 100.00 feet; thence due East 14.59 feet to the point of beginning.

And less and Except: Well Site No. 4: Part of the Fractional SW1/4 Section 31, Township 3 North, Range 13 West, Pulaski County, Arkansas and more particularly described as follows: Commencing at the Southeast corner of Section 31, Township 3 North, Range 13 West; (Arkansas State Plane Coordinates-North Zone-North 185;067.311 East, 1,872,179.178) run North 2,296.086 fast to a point; thence run west 3,961.953 feet to the point of beginning; thence run South 100.00 feet to a point; thence run East 100.00 feet to a point; thence run North 100 feet to a point; thence run 100.00 feet West to the point of beginning.

And Less and Except: The following lands lying in a fractional part of the NEI/4 of Section 31, Township 3 North, Range 13 West, Pulaski County, Arkansas, and more particularly described as follows: Commencing at the Northeast corner of said Section 31, (Arkansas State Plane Coordinates of North 191,343.281 East 1,872,217.486), thence South 1,061.89 feet, thence West 1,799.95 feet to the point of beginning, thence South 24 degrees 22 minutes 56 seconds East 293.20 feet, thence South 56 degrees 13 minutes 48 seconds West 129.22 feet, thence South 85 degrees 21 minutes 34 seconds West 173.66 feet; thence North 60 degrees 08 minutes 15 seconds West 176.03 feet; thence North 21 degrees 43 minutes 52 seconds East 290.13 feet, thence South 88 degrees 48 minutes 58 seconds East 204.75 feet to the point of beginning.

                                END OF SCHEDULE A

                                   SCHEDULE B

Part of the West 1/2 of Section 29, East 1/2 of Section 30, Northeast 1/4 of
Section 31 and Northwest 1/4 of Section 32, Township 3 North, Range 13 West, City of Maumelle, Pulaski County, Arkansas, more particularly described as:

Beginning at the Northwest corner of said Section 29, said corner lying on the West line of Lot 118, North Ridge Addition, an addition to the City of Maumelle, Arkansas; thence South 00 degrees 24 minutes 38 seconds West along said West line, 130.00 feet to the Southwest corner of said Lot 118; thence South 67 degrees 13 minutes 21 seconds East along the South line of said Lot 118 and along the South line of Lots 119 and 120, said North Ridge Addition, 227.52 feet; thence South 88 degrees 04 minutes 05 seconds East along the South line of Lots 120 through 134, said North Ridge Addition, 1044.82 feet; thence North 75 degrees 49 minutes 15 seconds East along the South line of Lots 134 through 139, said North Ridge Addition, 378.40 feet; thence South 89 degrees 16 minutes 38 seconds East along the South line of Lots 139 through 145, said North Ridge Addition 355.03 feet; thence South 67 degree 40 minutes 44 seconds East along the South line of Lots 145 and 146, said North Ridge Addition, 147.08 feet; thence South 50 degrees 54 minutes 47 seconds East along the South line of Lots 147, 148 and 149, said North Ridge Addition, 206.77 feet; thence South 34 degree 37 minutes 15 seconds East along the South line of Lots 149, 150, 151 and 152, said North Ridge Addition, 257.35 feet to a point on the North right-of-way line, of Odom Boulevard; thence Southwesterly along said North right-of-way line being the arc of a 1137.63 foot radius curve to the right, a chord bearing and distance of South 64 degrees 54 minutes 45 seconds West, 221.51 feet; thence South 70 degrees 29 minutes 45 seconds West continuing along said North right-of-way line, 914.55 feet; thence South 19 degrees 30 minutes 15 seconds East along the West right-of-way line of said Odom Boulevard, 60.00 feet to the centerline of said Odom Boulevard; thence Southerly along the proposed centerline of said Odom Boulevard the following: (1) South 70 degrees 29 minutes 45 seconds West, 406.83 feet; (2) Southwesterly along the arc of a 900.00 foot radius curve to the left, a chord bearing and distance of South 54 degrees 01 minutes 17 seconds West, 510.46 feet; (3) South 37 degrees 32 minutes 49 seconds West, 1031.88 feet; (4) Southerly along the arc of a 900.00 foot radius curve to the left, a chord bearing and distance of South 13 degrees 37 minutes 48 seconds East, 1402.36 feet; (5) South 64 degree 48 minutes 26 seconds East, 622.59 feet;
(6) Southeasterly along the arc of a 600.00 foot radius curve to the right, a chord bearing and distance of South 54 degrees 12 minutes 39 seconds East,
220.67 feet; (7) South 43 degrees 36 minutes 53 seconds East, 729.52 feet; (8) Southeasterly along the arc of a 275.00 foot radius curve to the right, a chord bearing and distance of South 15 degrees 49 minutes 44 seconds East, 256.39 feet and (9) South 11 degrees 57 minutes 24 seconds West, 271.19 feet to a point on the North right-of-way line of said Odom Boulevard; thence North 78 degrees 02 minutes 36 seconds West along said North right-of-way line, 60.00 feet to a point on the West right-of-way line of said Odom Boulevard; thence South 11 degrees 57 minutes 24 seconds West long said West right-of-way line 410.29 feet; thence North 60 degrees 26 minutes 11 seconds West, 482.04 feet; thence North 84 degrees 13 minutes 47 seconds West, 413.49 feet; thence South 26 degrees 52 minutes 17 seconds West, 560.01 feet; thence South 80 degrees 36 minutes 19 seconds West, 1902.67 feet; thence North 57 degrees 30 minutes 20 seconds West, 1373.65 feet to the Southwest corner of the SE1/4, said Section 30; thence North 01 degree 32 minutes 44 East along the West line of said SE1/4, 2664.09 feet to the Northwest corner thereof; thence North 00 degrees 30 minutes 58 seconds East along the West line of the NE1/4, said Section 30, 2515.00 feet; thence South 88 degrees 39 minutes 02 seconds East, 951.75 feet; thence North 35 degrees 49 minutes 40 seconds West, 187.96 feet to a point on the North line of the NW1/4 NE1/4, said Section 30; thence South 88 degrees 42 minutes 01 East along said North line, 462.49 feet to the Northwest corner of the NE1/4 NE1/4 said Section 30; thence South 88 degrees 00 minutes 52 seconds East along the North line of said NE1/4 NE1/4 1326.22 feet to the point of beginning.